Bryant M. Mook, B.Sc., M.Eng.
Petroleum Engineer and Geologist
12926 King Circle
Houston, Texas  77429-2936
Tele: +1 (713) 623-1158 • Mobile: +1 (281) 253-2464
New York, NY tel: +1 (212) 518-7752
London, UK tel: +44 (0) 20 7993 8268

March 22, 2011

Scott Mahoney
Chief Financial Officer
American Standard Energy Corp.

Subject:	Evaluation of Proved Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota and Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

I have prepared the reserve summaries in three parts:

1)	Proved Developed Producing
2)	Proved Developed Non-Producing
3)	Proved Undeveloped

These reserve reports are attached in three separate reports.

Yours truly,

Attachments

Evaluation of Proved Developed Producing
Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota
And Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

Prepared for
American Standard Energy Corp.

December 31, 2010

1

Bryant M. Mook, B.Sc., M.Eng.
Petroleum Engineer and Geologist
12926 King Circle
Houston, Texas  77429-2936
Tele: +1 (713) 623-1158 • Mobile: +1 (281) 253-2464
New York, NY tel: +1 (212) 518-7752
London, UK tel: +44 (0) 20 7993 8268

March 5, 2011

Scott Mahoney
Chief Financial Officer
American Standard Energy Corp.

Subject:	Evaluation of Proved Developed Producing
Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota and Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

Bryant M. Mook Petroleum Engineering and Geological Advisor (Mook) has performed an engineering evaluation to estimate proved developed producing (PDP) reserves and future net revenue from oil and gas properties to the subject interests.  This evaluation was requested by Mr. Scott Mahoney as an officer of American Standard Energy Corp., (ASEC).  Projections of the reserves and the future net revenue to the evaluated interests are based on economic parameters and operating conditions considered applicable as of December 31, 2010 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC).  This evaluation, in combination with other documents and data is being used by ASEC for financial purposes.  Following is a summary of the results of the evaluation effective December 31, 2010:

Net Reserves to the Evaluated Interests:	Proved Developed Producing (PDP)
Oil/Condensate (MBO)	116.1
Gas (MMCF)	500.4
Future Net Revenue, M$
Undiscounted	$9,170.5
Discounted, NPV 10%	$4,910.5

The attached definitions describe all categories of reserves and the discussion describes and includes the information for this evaluation.

2

It has been a pleasure to serve ASEC by preparing this engineering evaluation.  I will retain all related data and ancillary information in my files and will be available for review at your convenience.

Yours truly,

Attachments

3

CONTENTS

DEFINITIONS OF RESERVES	5

DISCUSSION	1

Introduction	1
Data Sources	2
Method of Reserves Determination	2
Oil Pricing	3
Gas Pricing	3
Pricing Statement	3
Operating Expenses	3
Production and Ad Valorem Taxes	3
Investments
Salvage and Property Abandonment	4

SUMMARIES

Reserves Category:

Proved Developed: PDP

One Line Summaries

4

DEFINITIONS OF OIL AND GAS RESERVES1

Developed oil and gas reserves

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)
Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)
Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii)
Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Proved oil and gas reserves 2

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be  economically producible - from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas based on available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering: or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

5

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including government entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined.  The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-date-of-the- month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves.  When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion.  Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proves reserves.

(iv) See also paragraphs (iv) and (vi) below in Possible reserves.

Possible reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.  When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain.  Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

6

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a well bore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir.  Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) in the previous Proved oil and gas reserves section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists of an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology.  Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

1These definitions are from 17CFR 210.4-10 (Federal Register Dated January 14, 2009).

2 Bryant M. Mook Petroleum Engineering and Geological Advisor separates proved developed reserves into proved developed producing and proved developed nonproducing reserves.  This is to identify proved developed producing reserves as those to be recovered from  actively producing wells; proved developed nonproducing reserves as those to be recovered from wells or intervals within wells, which are completed but shut in waiting on equipment or pipeline connections, or wells where a relatively minor expenditure is required for recompletion to another zone.

7

DISCUSSION

INTRODUCTION

Bryant M. Mook Petroleum Engineering and Geological Advisor (Mook) has performed an engineering evaluation to estimate proved developed producing (PDP) reserves and future net revenue from oil and gas properties to the interests of American Standard Energy Corporation (ASEC).  This evaluation was requested by Mr. Scott Mahoney as an officer of American Standard Energy Corp. (ASEC).  The results of the evaluation are summarized in the cover letter and are presented by year in the reserve category summaries.

The individual projections of lease reserves and economics prepared to produce this report include data that describe the production forecasts and associated evaluation parameters such as interests, taxes, product prices, operating costs, investments, salvage values, and abandonment costs.

Projections of the reserves and future net revenue to the evaluated interests were based on economic parameters and operating conditions considered applicable as of December 31, 2010 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC).  This evaluation, in conjunction with other documents and data, is being used by ASEC for financial purposes.

Net income to the evaluated interests is the future net revenue after consideration of royalty revenue payable to others, taxes, operating expenses, investments; salvage values, abandonment costs, and net profit interests, as applicable.  The future net revenue is before federal income tax and excludes consideration of any encumbrances against the properties if such exist.

The “as of” dates included in the economic runs represents the approximate date of first production and there is normally a two to three month delay before production is available from state reporting agencies.

The future net revenue values presented in the Lease Reserves and Economics section of this report and summarized in the cover letter were based on projections of oil and gas production as of the October 31, 2010 production figure, which was the most current production data available as of December 31, 2010.  It was assumed there would be no significant delay between the date of oil and gas production and the receipt of the associated revenue for this production.  Gas production trends have been assumed a function of well productivity and not of market conditions.

Oil and gas reserves were evaluated for only the PDP category.  Additionally, there are four wells included in the PDP category that have had no economic projection made since they have either one month or one partial month of production and hence reserves would be difficult to calculate accurately.  In preparing this evaluation, no attempt has been made to quantify the element of uncertainty associated with the PDP category.  The attached Definitions describe all categories of reserves.

Oil reserves are expressed in thousands of United States (U.S.) barrels (MBBL) of 42 U.S. gallons.  Gas volumes are expressed in millions of cubic feet (MMCF) at 60° degrees Fahrenheit and at the legal pressure base that prevails in the state in which the reserves are located.  No adjustment of the individual gas volumes to a common pressure base has been made.

The future net revenue was discounted at an annual rate of 10.00 percent.  Future net revenue was also discounted at various secondary rates and is displayed as totals only.  The 10.00 percent rate was included in accordance with the reporting requirements of the SEC. The future net revenue was discounted monthly at the midpoint of the month.  Capital costs were discounted at the time they occurred.  No opinion is expressed by Mook in this report as to a fair market value of the evaluated properties.

This report includes only those costs and revenues that are considered by ASEC to be directly attributable to individual leases and areas.  There could be other revenues, overhead costs, or other costs associated with ASEC that are not included in this report.  Such additional costs and revenues are outside the scope of this report.  This report is not a financial statement for ASEC and should not be used as the sole basis for any transaction concerning ASEC or the evaluated properties.

The reserves projections in this evaluation are based on the use of the available data and accepted industry-engineering methods.  Changes in any operational or economic parameters or production characteristics of the evaluated properties after the effective date could increase or decrease their reserves. Unforeseen changes in market demand or allowables set by various regulatory agencies could also cause actual production rates to vary from those projected.  Mook reserves the right to alter any of the reserves projections and the associated economics included in this evaluation in any future evaluations based on additional data that may be acquired.

Bryant M. Mook Petroleum Engineering and Geological Advisor is an independent consulting firm and does not own any interests in the oil and gas properties covered by this report.  No employee, officer, or director of Mook is an employee, officer, or director of or ASEC.  Neither the employment of nor the compensation received by Mook is contingent upon the values assigned to the properties covered by this report.

DATA SOURCES

All data utilized in the preparation of this report with respect to interests, reversionary status, gas contract terms, operating expenses, investments, salvage values, abandonment costs, net profit interests, well information, and current operating conditions, as applicable, were provided by ASEC.  All data have been reviewed for reasonableness and, unless obvious errors were detected, have been accepted as correct.  It should be emphasized that revisions to the projections of reserves and economics included in this report may be required if the provided data are revised for any reason. No inspection of the properties was made since this was not considered within the scope of this evaluation.  No investigation was made of any environmental liabilities that might apply to the evaluated properties, and no costs are included for any possible related expenses.

METHOD OF RESERVES DETERMINATION

The estimates of reserves contained in this report were determined by accepted industry methods and in accordance with the attached Definitions of Oil and Gas Reserves. Methods utilized in this report include extrapolation of historical production trends and analogy to similar properties.

Where sufficient production history and other data were available, reserves for producing properties were determined by extrapolation of historical production trends.  Analogy to similar properties was used in some cases for those producing properties, which lacked sufficient production history and other data to yield a definitive estimate of reserves.  Reserves projections based on analogy are subject to change due to subsequent changes in the analogous properties or subsequent production from the evaluated properties.

OIL PRICING

For wells in North Dakota and Texas, the actual differential price was used based on company data and was furnished by ASEC  These prices are the average of January 2010 through December 2010 first-of-the-month NYMEX spot oil prices less the per barrel price differential.  This price adjustment was used to account for any difference between the bases Cushing, OK, WTI oil.  Prices were held constant for the life of the properties.

GAS PRICING

For wells in North Dakota and Texas, the actual differential price was used based on company data and was furnished by ASEC.  These prices are the average of January 2010 through December 2010 first-of-the-month NYMEX spot oil prices less the per barrel price differential.  These prices were held constant for the life of the properties.

PRICING STATEMENT

It should be emphasized that with the current economic uncertainties, fluctuation in market conditions could significantly change the economics of the properties included in this report.

OPERATING EXPENSES

Operating costs for North Dakota wells was provided by ASEC for the twelve-month period January 2010 through December 2010.  All available data for each property were used to determine average recurring expenses that are billable to the working interest owners on a cost per MCFG or BO basis.  In certain cases where Lease Operating Expenses (LOE) were not available or were judged anomalous due to poor production history, $6.00 per barrel of oil was used to calculate LOE and was based on an average of surrounding productive leases.  For newer North Dakota wells, a $9.00 per barrel LOE was used and for the remainder of wells a LOE of $12.00 per barrel was used.  Lease operating expenses were held constant for the life of the properties.

PRODUCTION AND AD VALOREM TAXES

State production taxes have been deducted at the published rates as appropriate.  Average county ad valorem taxes were deducted in the calculations.

SALVAGE AND PROPERTY ABANDONMENT

Neither salvage values nor abandonment costs were provided by ASEC to be included in this evaluation.  Plugging and Abandonment (P&A) costs will be offset by estimated salvage values; hence, net P&A costs are not material.

Evaluation of Proved Developed Non-Producing
Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota
And Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

Prepared for
American Standard Energy Corp.

December 31, 2010

1

Bryant M. Mook, B.Sc., M.Eng.
Petroleum Engineer and Geologist
12926 King Circle
Houston, Texas  77429-2936
Tele: +1 (713) 623-1158 • Mobile: +1 (281) 253-2464
New York, NY tel: +1 (212) 518-7752
London, UK tel: +44 (0) 20 7993 8268

March 5, 2011

Scott Mahoney
Chief Financial Officer
American Standard Energy Corp.

Subject:	Evaluation of Proved Developed Non-Producing
Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota and Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

Bryant M. Mook Petroleum Engineering and Geological Advisor (Mook) has performed an engineering evaluation to estimate proved developed producing (PDNP) reserves and future net revenue from oil and gas properties to the subject interests.  This evaluation was requested by Mr. Scott Mahoney as an officer of American Standard Energy Corp., (ASEC).  Projections of the reserves and the future net revenue to the evaluated interests are based on economic parameters and operating conditions considered applicable as of December 31, 2010 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC).  This evaluation, in combination with other documents and data is being used by ASEC for financial purposes.  Following is a summary of the results of the evaluation effective December 31, 2010:

Net Reserves to the Evaluated Interests:	Proved Developed Non Producing (PDNP)
Oil/Condensate (MBO)	190.6
Gas (MMCF)	558.5
Future Net Revenue, M$
Undiscounted	$13,416.1
Discounted, NPV 10%	$7,656.5

The attached definitions describe all categories of reserves and the discussion describes and includes the information for this evaluation.

2

It has been a pleasure to serve ASEC by preparing this engineering evaluation.  I will retain all related data and ancillary information in my files and will be available for review at your convenience.

Yours truly,

Attachments

3

CONTENTS

DEFINITIONS OF RESERVES	5

DISCUSSION	1

Introduction	1
Data Sources	2
Method of Reserves Determination	2
Oil Pricing	3
Gas Pricing	3
Pricing Statement	3
Operating Expenses	4
Production and Ad Valorem Taxes	4
Investments
Salvage and Property Abandonment	4

SUMMARIES

Reserves Category:

Proved Developed Nonproducing: PDNP

One Line Summaries

4

DEFINITIONS OF OIL AND GAS RESERVES1

Developed oil and gas reserves

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)
Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)
Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii)
Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Proved oil and gas reserves 2

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be  economically producible - from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas based on available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering: or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

5

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including government entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined.  The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-date-of-the- month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves.  When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion.  Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proves reserves.

(iv) See also paragraphs (iv) and (vi) below in Possible reserves.

Possible reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.  When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain.  Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

6

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a well bore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir.  Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) in the previous Proved oil and gas reserves section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists of an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology.  Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

1These definitions are from 17CFR 210.4-10 (Federal Register Dated January 14, 2009).

2 Bryant M. Mook Petroleum Engineering and Geological Advisor separates proved developed reserves into proved developed producing and proved developed nonproducing reserves.  This is to identify proved developed producing reserves as those to be recovered from  actively producing wells; proved developed nonproducing reserves as those to be recovered from wells or intervals within wells, which are completed but shut in waiting on equipment or pipeline connections, or wells where a relatively minor expenditure is required for recompletion to another zone.

7

DISCUSSION

INTRODUCTION

Bryant M. Mook Petroleum Engineering and Geological Advisor (Mook) has performed an engineering evaluation to estimate proved developed nonproducing (PDNP) reserves and future net revenue from oil and gas properties to the interests of American Standard Energy Corporation (ASEC).  This evaluation was requested by Mr. Scott Mahoney as an officer of American Standard Energy Corp. (ASEC).  The results of the evaluation are summarized in the cover letter and are presented by year in the reserve category summaries.

The individual projections of lease reserves and economics prepared to produce this report include data that describe the production forecasts and associated evaluation parameters such as interests, taxes, product prices, operating costs, investments, salvage values, and abandonment costs.

Projections of the reserves and future net revenue to the evaluated interests were based on economic parameters and operating conditions considered applicable as of December 31, 2010 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC).  This evaluation, in conjunction with other documents and data, is being used by ASEC for financial purposes.

Net income to the evaluated interests is the future net revenue after consideration of royalty revenue payable to others, taxes, operating expenses, investments; salvage values, abandonment costs, and net profit interests, as applicable.  The future net revenue is before federal income tax and excludes consideration of any encumbrances against the properties if such exist.

The “as of” dates included in the economic runs represents the approximate date of first production and there is normally a two to three month delay before production is available from state reporting agencies.

The future net revenue values presented in the Lease Reserves and Economics section of this report and summarized in the cover letter were based on projections of oil and gas production as of the October 31, 2010 production figure, which was the most current production data available as of December 31, 2010.  It was assumed there would be no significant delay between the date of oil and gas production and the receipt of the associated revenue for this production.  Gas production trends have been assumed a function of well productivity and not of market conditions.

Oil and gas reserves were evaluated for only the PDNP category.  Additionally, there are several wells included in the PDNP category that have had no economic projection made since they have just began producing and, consequently, reserves would be difficult to accurately calculate.  In preparing this evaluation, no attempt has been made to quantify the element of uncertainty associated with the PDNP category.  The attached Definitions describe all categories of reserves.

Oil reserves are expressed in thousands of United States (U.S.) barrels (MBBL) of 42 U.S. gallons.  Gas volumes are expressed in millions of cubic feet (MMCF) at 60° degrees Fahrenheit and at the legal pressure base that prevails in the state in which the reserves are located.  No adjustment of the individual gas volumes to a common pressure base has been made.

The future net revenue was discounted at an annual rate of 10.00 percent.  Future net revenue was also discounted at various secondary rates and is displayed as totals only.  The 10.00 percent rate was included in accordance with the reporting requirements of the SEC. The future net revenue was discounted monthly at the midpoint of the month.  Capital costs were discounted at the time they occurred.  No opinion is expressed by Mook in this report as to a fair market value of the evaluated properties.

This report includes only those costs and revenues that are considered by ASEC to be directly attributable to individual leases and areas.  There could be other revenues, overhead costs, or other costs associated with ASEC that are not included in this report.  Such additional costs and revenues are outside the scope of this report.  This report is not a financial statement for ASEC and should not be used as the sole basis for any transaction concerning ASEC or the evaluated properties.

The reserves projections in this evaluation are based on the use of the available data and accepted industry-engineering methods.  Changes in any operational or economic parameters or production characteristics of the evaluated properties after the effective date could increase or decrease their reserves. Unforeseen changes in market demand or allowables set by various regulatory agencies could also cause actual production rates to vary from those projected.  Mook reserves the right to alter any of the reserves projections and the associated economics included in this evaluation in any future evaluations based on additional data that may be acquired.

Bryant M. Mook Petroleum Engineering and Geological Advisor is an independent consulting firm and does not own any interests in the oil and gas properties covered by this report.  No employee, officer, or director of Mook is an employee, officer, or director of or ASEC.  Neither the employment of nor the compensation received by Mook is contingent upon the values assigned to the properties covered by this report.

DATA SOURCES

All data utilized in the preparation of this report with respect to interests, reversionary status, gas contract terms, operating expenses, investments, salvage values, abandonment costs, net profit interests, well information, and current operating conditions, as applicable, were provided by ASEC.  All data have been reviewed for reasonableness and, unless obvious errors were detected, have been accepted as correct.  It should be emphasized that revisions to the projections of reserves and economics included in this report may be required if the provided data are revised for any reason. No inspection of the properties was made since this was not considered within the scope of this evaluation.  No investigation was made of any environmental liabilities that might apply to the evaluated properties, and no costs are included for any possible related expenses.

METHOD OF RESERVES DETERMINATION

The estimates of reserves contained in this report were determined by accepted industry methods and in accordance with the attached Definitions of Oil and Gas Reserves. Methods utilized in this report include extrapolation of historical production trends and analogy to similar properties.

Where sufficient production history and other data were available, reserves for producing properties were determined by extrapolation of historical production trends.  Analogy to similar properties was used in some cases for those producing properties, which lacked sufficient production history and other data to yield a definitive estimate of reserves.  Reserves projections based on analogy are subject to change due to subsequent changes in the analogous properties or subsequent production from the evaluated properties.

OIL PRICING

For wells in North Dakota and Texas, the actual differential price was used based on company data and was furnished by ASEC  These prices are the average of January 2010 through December 2010 first-of-the-month NYMEX spot oil prices less the per barrel price differential.  This price adjustment was used to account for any difference between the bases Cushing, OK, WTI oil.  Prices were held constant for the life of the properties.

GAS PRICING

For wells in North Dakota and Texas, the actual differential price was used based on company data and was furnished by ASEC.  These prices are the average of January 2010 through December 2010 first-of-the-month NYMEX spot oil prices less the per barrel price differential.  These prices were held constant for the life of the properties.

PRICING STATEMENT

It should be emphasized that with the current economic uncertainties, fluctuation in market conditions could significantly change the economics of the properties included in this report.

OPERATING EXPENSES

Since Lease Operating Expenses (LOE) were not available a LOE of $12.00 per barrel of oil was used to calculate LOE and was based on an average of surrounding productive leases in most cases.  Lease operating expenses were held constant for the life of the properties.

PRODUCTION AND AD VALOREM TAXES

State production taxes have been deducted at the published rates as appropriate.  Average county ad valorem taxes were deducted in the calculations.

SALVAGE AND PROPERTY ABANDONMENT

Neither salvage values nor abandonment costs were provided by ASEC to be included in this evaluation.  Plugging and Abandonment (P&A) costs will be offset by estimated salvage values; hence, net P&A costs are not material.

Evaluation of Proved Undeveloped
Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota
And Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

Prepared for
American Standard Energy Corp.

December 31, 2010

Bryant M. Mook, B.Sc., M.Eng.
Petroleum Engineer and Geologist
12926 King Circle
Houston, Texas  77429-2936
Tele: +1 (713) 623-1158 • Mobile: +1 (281) 253-2464
New York, NY tel: +1 (212) 518-7752
London, UK tel: +44 (0) 20 7993 8268

March 5, 2011

Scott Mahoney
Chief Financial Officer
American Standard Energy Corp.

Subject:	Evaluation of Proved Undeveloped
Oil and Gas Reserves
To the Interests of
American Standard Energy Corporation
In Selected Leases
Located in North Dakota and Texas
Effective December 31, 2010
For Disclosure to the
Securities and Exchange Commission
Mook Project ASEC 1210

Bryant M. Mook Petroleum Engineering and Geological Advisor (Mook) has performed an engineering evaluation to estimate proved undeveloped (PUD) reserves and future net revenue from oil and gas properties to the subject interests.  This evaluation was requested by Mr. Scott Mahoney as an officer of both the operator, ASEC Operating LLC (ASEC), and the interest owner, Geronimo and American Standard Energy Corp., (ASEC).  Projections of the reserves and the future net revenue to the evaluated interests are based on economic parameters and operating conditions considered applicable as of December 31, 2010 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC).  This evaluation, in combination with other documents and data is being used by ASEC for financial purposes.  Following is a summary of the results of the evaluation effective December 31, 2010:

Net Reserves to the Evaluated Interests:	Proved Undeveloped (PUD)
Oil/Condensate (MBO)	466.1
Gas (MMCF)	1,615.5
Future Net Revenue, M$
Undiscounted	$26,193.5
Discounted, NPV 10%	$11,527.0

The attached definitions describe all categories of reserves and the discussion describes and includes the information for this evaluation.

It has been a pleasure to serve ASEC by preparing this engineering evaluation.  I will retain all related data and ancillary information in my files and will be available for review at your convenience.

Yours truly,

Attachments

CONTENTS

DEFINITIONS OF RESERVES	5

DISCUSSION	1

Introduction	1
Data Sources	2
Method of Reserves Determination	2
Oil Pricing	3
Gas Pricing	3
Pricing Statement	3
Operating Expenses	3
Production and Ad Valorem Taxes	3
Investments
Salvage and Property Abandonment	3

SUMMARIES

Reserves Category:

Proved Developed Nonproducing: PDNP

One Line Summaries

DEFINITIONS OF OIL AND GAS RESERVES1

Developed oil and gas reserves

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)
Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)
Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii)
Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Proved oil and gas reserves 2

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be  economically producible - from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas based on available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering: or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including government entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined.  The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-date-of-the- month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves.  When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion.  Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proves reserves.

(iv) See also paragraphs (iv) and (vi) below in Possible reserves.

Possible reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.  When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain.  Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a well bore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir.  Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) in the previous Proved oil and gas reserves section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists of an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology.  Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

1These definitions are from 17CFR 210.4-10 (Federal Register Dated January 14, 2009).

2 Bryant M. Mook Petroleum Engineering and Geological Advisor separates proved developed reserves into proved developed producing and proved developed nonproducing reserves.  This is to identify proved developed producing reserves as those to be recovered from  actively producing wells; proved developed nonproducing reserves as those to be recovered from wells or intervals within wells, which are completed but shut in waiting on equipment or pipeline connections, or wells where a relatively minor expenditure is required for recompletion to another zone.

DISCUSSION

INTRODUCTION

Bryant M. Mook Petroleum Engineering and Geological Advisor (Mook) has performed an engineering evaluation to estimate proved undeveloped (PUD) reserves and future net revenue from oil and gas properties to the interests of American Standard Energy Corporation (ASEC).  This evaluation was requested by Mr. Scott Mahoney as an officer of both the operator, American Standard Energy Corp. (ASEC).  The results of the evaluation are summarized in the cover letter and are presented by year in the reserve category summaries.

The individual projections of lease reserves and economics prepared to produce this report include data that describe the production forecasts and associated evaluation parameters such as interests, taxes, product prices, operating costs, investments, salvage values, and abandonment costs.

Projections of the reserves and future net revenue to the evaluated interests were based on economic parameters and operating conditions considered applicable as of December 31, 2010 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC).  This evaluation, in conjunction with other documents and data, is being used by ASEC for financial purposes.

Net income to the evaluated interests is the future net revenue after consideration of royalty revenue payable to others, taxes, operating expenses, investments; salvage values, abandonment costs, and net profit interests, as applicable.  The future net revenue is before federal income tax and excludes consideration of any encumbrances against the properties if such exist.

The “as of” dates included in the economic runs represents the approximate date of first production and there is normally a two to three month delay before production is available from state reporting agencies.

The future net revenue values presented in the Lease Reserves and Economics section of this report and summarized in the cover letter were based on projections of oil and gas production as of the October 31, 2010 production figure, which was the most current production data available as of December 31, 2010.  It was assumed there would be no significant delay between the date of oil and gas production and the receipt of the associated revenue for this production.  Gas production trends have been assumed a function of well productivity and not of market conditions.

Oil and gas reserves were evaluated for only the PUD category.  Additionally, there are several wells included in the PUD category that have had no economic projection made since they have just began producing and, consequently, reserves would be difficult to accurately calculate.  In preparing this evaluation, no attempt has been made to quantify the element of uncertainty associated with the PUD category.  The attached Definitions describe all categories of reserves.

Oil reserves are expressed in thousands of United States (U.S.) barrels (MBBL) of 42 U.S. gallons.  Gas volumes are expressed in millions of cubic feet (MMCF) at 60° degrees Fahrenheit and at the legal pressure base that prevails in the state in which the reserves are located.  No adjustment of the individual gas volumes to a common pressure base has been made.

The future net revenue was discounted at an annual rate of 10.00 percent.  Future net revenue was also discounted at various secondary rates and is displayed as totals only.  The 10.00 percent rate was included in accordance with the reporting requirements of the SEC. The future net revenue was discounted monthly at the midpoint of the month.  Capital costs were discounted at the time they occurred.  No opinion is expressed by Mook in this report as to a fair market value of the evaluated properties.

This report includes only those costs and revenues that are considered by ASEC to be directly attributable to individual leases and areas.  There could be other revenues, overhead costs, or other costs associated with ASEC that are not included in this report.  Such additional costs and revenues are outside the scope of this report.  This report is not a financial statement for ASEC and should not be used as the sole basis for any transaction concerning ASEC or the evaluated properties.

The reserves projections in this evaluation are based on the use of the available data and accepted industry-engineering methods.  Changes in any operational or economic parameters or production characteristics of the evaluated properties after the effective date could increase or decrease their reserves. Unforeseen changes in market demand or allowables set by various regulatory agencies could also cause actual production rates to vary from those projected.  Mook reserves the right to alter any of the reserves projections and the associated economics included in this evaluation in any future evaluations based on additional data that may be acquired.

Bryant M. Mook Petroleum Engineering and Geological Advisor is an independent consulting firm and does not own any interests in the oil and gas properties covered by this report.  No employee, officer, or director of Mook is an employee, officer, or director of or ASEC.  Neither the employment of nor the compensation received by Mook is contingent upon the values assigned to the properties covered by this report.

DATA SOURCES

All data utilized in the preparation of this report with respect to interests, reversionary status, gas contract terms, operating expenses, investments, salvage values, abandonment costs, net profit interests, well information, and current operating conditions, as applicable, were provided by ASEC.  All data have been reviewed for reasonableness and, unless obvious errors were detected, have been accepted as correct.  It should be emphasized that revisions to the projections of reserves and economics included in this report may be required if the provided data are revised for any reason. No inspection of the properties was made since this was not considered within the scope of this evaluation.  No investigation was made of any environmental liabilities that might apply to the evaluated properties, and no costs are included for any possible related expenses.

METHOD OF RESERVES DETERMINATION

The estimates of reserves contained in this report were determined by accepted industry methods and in accordance with the attached Definitions of Oil and Gas Reserves. Methods utilized in this report include extrapolation of historical production trends and analogy to similar properties.

Where sufficient production history and other data were available, reserves for producing properties were determined by extrapolation of historical production trends.  Analogy to similar properties was used in some cases for those producing properties, which lacked sufficient production history and other data to yield a definitive estimate of reserves.  Reserves projections based on analogy are subject to change due to subsequent changes in the analogous properties or subsequent production from the evaluated properties.

OIL PRICING

For wells in North Dakota and Texas, the actual differential price was used based on company data and was furnished by ASEC  These prices are the average of January 2010 through December 2010 first-of-the-month NYMEX spot oil prices less the per barrel price differential.  This price adjustment was used to account for any difference between the bases Cushing, OK, WTI oil.  Prices were held constant for the life of the properties.

GAS PRICING

For wells in North Dakota and Texas, the actual differential price was used based on company data and was furnished by ASEC.  These prices are the average of January 2010 through December 2010 first-of-the-month NYMEX spot oil prices less the per barrel price differential.  These prices were held constant for the life of the properties.

PRICING STATEMENT

It should be emphasized that with the current economic uncertainties, fluctuation in market conditions could significantly change the economics of the properties included in this report.

OPERATING EXPENSES

Since Lease Operating Expenses (LOE) was not available, a LOE of $12.00 per barrel of oil was used to calculate LOE and was based on an average of surrounding productive leases in most cases.  Lease operating expenses were held constant for the life of the properties.

PRODUCTION AND AD VALOREM TAXES

State production taxes have been deducted at the published rates as appropriate.  Average county ad valorem taxes were deducted in the calculations.

SALVAGE AND PROPERTY ABANDONMENT

Neither salvage values nor abandonment costs were provided by ASEC to be included in this evaluation.  Plugging and Abandonment (P&A) costs will be offset by estimated salvage values; hence, net P&A costs are not material.